As filed with the Securities and Exchange Commission on June 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	73-1520922
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. employer identification number)

Lyndon C. Taylor

Executive Vice President, Chief Legal Officer and Assistant Secretary

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brandon M. Watson Sarah M. Rechter ONEOK, Inc. 100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	David J. Miller Samuel D. Rettew Latham & Watkins LLP 300 Colorado Street, Suite 2400 Austin, Texas 78701 (737) 910-7300	Jordan B. Edwards Thomas J. Hutchison GableGotwals 110 N. Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 (918) 595-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging company. See the definitions of “ large accelerated filer,” “ accelerated filer”, “ smaller reporting company” and “ emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

4,852,645 Shares of Common Stock of ONEOK, Inc.

This prospectus relates to the resales of shares of common stock previously issued by ONEOK, Inc. (“ONEOK”), to NGP XI Midstream Holdings, L.L.C. (the “selling stockholder”). The shares of common stock held by the selling stockholder and subject to resale pursuant to this prospectus were acquired by the selling stockholder pursuant to a Purchase Agreement, dated May 28, 2025, by and among ONEOK, EnLink Midstream Operating, LP, the selling stockholder and, solely for purposes of Sections 3.2(a)(i)(C), 6.7(c) and 7.6 thereof, Delaware G&P LLC (the “Purchase Agreement”). Pursuant to the Purchase Agreement, EnLink Midstream Operating, LP acquired from the selling stockholder 49.9% of the issued and outstanding limited liability company interests of Delaware G&P LLC in exchange for (i) an aggregate cash payment to the selling stockholder of $530,000,000 and (ii) the issuance to the selling stockholder of the 4,852,645 shares of common stock registered hereunder, which shares were valued at $410,000,000 based on a 10-day volume weighted average price as of May 23, 2025. As a result of such acquisition, EnLink Midstream Operating, LP, a wholly owned indirect subsidiary of ONEOK, owns 100% of outstanding limited liability company interests of Delaware G&P LLC.

We will not receive any proceeds from the sale of the shares.

The selling stockholder identified in this prospectus, or its pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OKE.”

Investing in these securities involves certain risks. Please read “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 3, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may from time to time offer to sell shares of common stock described in this prospectus in one or more offerings. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not, and the selling stockholder has not, authorized anyone else to provide you with information other than the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. The selling stockholder is offering to sell, or seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to “ONEOK,” “we,” “our,” “us” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses, and all references to “common stock” mean our common stock, par value $0.01 per share.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically, which you can access over the Internet at www.sec.gov. Our common stock is listed on the New York Stock Exchange (“NYSE”) (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, is available free of charge through our website at www.oneok.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. Our website is www.oneok.com. Information contained on our website is not part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

The documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K (File No. 001-13643) for the year ended December 31, 2024, filed with the SEC on February 25, 2025;

•

The information specifically incorporated by reference into such Annual Report on Form 10-K (File No. 001-13643) for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (File No. 001-13643) filed with the SEC on April 2, 2025;

•	Quarterly Report on Form 10-Q (File No. 001-13643) for the period ended March 31, 2025, filed with the SEC on April 30, 2025;

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Current Reports on Form 8-K (File No. 001-13643) filed with the SEC on January 7, 2025 (Items 5.02 and 9.01), January  31, 2025 (Items 2.01 and 9.01), February  5, 2025 (Items 1.01, 5.02 and 9.01), February  20, 2025 (Items 1.01, 2.03 and 9.01), March  3, 2025 (Items 8.01 and 9.01), April  25, 2025 (Items 8.01 and 9.01) and May 22, 2025 (Items 5.02, 5.07 and 9.01) (in all cases, to the extent these items were “filed” with the SEC and not “furnished”); and

•

the description of our common stock contained in our Form 8-A registration statement filed with the SEC on November  21, 1997, as updated by the description of registrant’s securities contained in Exhibit 4.43 of ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 588-7000

We have not, and the selling stockholder has not, authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is offering to sell, or seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements in reliance on the safe harbor protections of the Securities Act and the Exchange Act, which involve substantial risk and uncertainties. Such forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, liquidity, management’s plans and objectives for our future capital projects and other future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions, potential or pending strategic transactions, the timing thereof and our ability to achieve the intended and projected operational, financial and strategic benefits from any such transactions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements and other statements contained in, or incorporated by reference into, this prospectus regarding our environmental, social and other sustainability targets, plans and goals are not an indication that these statements are required to be disclosed in our filings with the SEC, or that we will continue to make similar statements in the same extent or manner in future filings. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards and processes for measuring progress that are still developing and that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements include the items identified in the preceding paragraphs, the information concerning possible or assumed future results of our operations and other statements contained in, or incorporated by reference into, this prospectus identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the impact on drilling and production by factors beyond our control, including:

•

the demand for natural gas, natural gas liquids (“NGLs”), crude oil and the output from crude oil refineries, including products such as gasoline, diesel fuel, aviation fuel, kerosene and heating oil (collectively, “Refined Products”);

•	producers’ desire and ability to drill and obtain necessary permits;

•	regulatory compliance;

•	reserve performance; and

•	capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs and Refined Products from producing areas and our facilities;

•	the impact of unfavorable economic and market conditions, inflationary pressures, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth;

•

the impact of the volatility of natural gas, NGLs, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability;

•	the impact of reduced volatility in energy prices or new government regulations that could discourage our storage customers from holding positions in Refined Products, crude oil and natural gas;

•	the economic or other impact of announced or future tariffs;

•	our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities;

•	the impact of increased attention to environmental, social and governance issues, including climate change, and risks associated with the physical and financial impacts of climate change;

•	risks associated with operational hazards and unforeseen interruptions at our operations;

•	the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss;

•	the risk of increased costs for insurance premiums or less favorable coverage;

•	demand for our services and products in the proximity of our facilities;

•	risks associated with our ability to hedge against commodity price risks or interest rate risks;

•	a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems, and terrorist attacks, including cyber sabotage;

•	exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities;

•	the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes;

•	our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment;

•	the impact of changes in estimation, type of commodity and other factors on our measurement adjustments;

•	excess capacity on our pipelines, processing, fractionation, terminal and storage assets;

•	risks associated with the period of time our assets have been in service;

•	our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows;

•	our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree;

•	our reliance on others to operate certain joint-venture assets and to provide other services;

•	our ability to use net operating losses and certain tax attributes;

•	increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater;

•	impacts of regulatory oversight and potential penalties on our business;

•	risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate;

•	the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.;

•	incurrence of significant costs to comply with the regulation of greenhouse gas emissions;

•

the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies;

•	the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control;

•	actions by rating agencies concerning our credit;

•

our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt;

•	an event of default may require us to offer to repurchase certain of our or ONEOK Partners, L.P.’s senior notes or may impair our ability to access capital;

•

the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes;

•	use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners, L.P.’s indebtedness;

•

the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the risk that the EnLink Midstream, LLC and Medallion Parent Holdings, L.L.C. businesses we acquired will not be integrated successfully;

•	our ability to effectively manage our expanded operations following closing of recent acquisitions;

•	our ability to pay dividends;

•	our exposure to the credit risk of our customers or counterparties;

•	a shortage of skilled labor;

•	misconduct or other improper activities engaged in by our employees;

•	the impact of potential impairment charges;

•	the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees;

•	our ability to maintain an effective system of internal controls; and

•	the risk factors listed in the reports we have filed and may file with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also affect adversely our future results. These and other risks are described in greater detail in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our other filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov and our website at www.oneok.com. Information contained in our website does not constitute part of this prospectus or any accompanying prospectus supplement. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

ABOUT ONEOK

We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the NYSE under the trading symbol “OKE.” We deliver energy products and services vital to an advancing world. We are a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine export services. As one of the largest diversified energy infrastructure companies in North America, we are delivering energy that makes a difference in the lives of people in the U.S. and around the world. Through our now approximately 60,000-mile pipeline network, we transport the natural gas, NGLs, Refined Products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future.

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated herein by reference and any prospectus supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified above under “Cautionary Statement Regarding Forward-Looking Statements.”

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the shares of our common stock being offered hereby are being sold by the selling stockholder identified in this prospectus. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

We issued the shares of common stock pursuant to the Purchase Agreement. Pursuant to a Registration Rights Agreement, dated May 28, 2025, by and between ONEOK and the selling stockholder (the “Registration Rights Agreement”), we agreed to file a registration statement with the SEC to register for resale the shares of common stock issued to the selling stockholder. The following table sets forth, to our knowledge, certain information about the selling stockholder as of May 28, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Except for the ownership of the common stock and as otherwise described above, the selling stockholder has not, within the past three years, held any position, office or other material relationship with us or any of our predecessors or affiliates.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
	Number	Percentage(2)			Number	Percentage
NGP XI Midstream Holdings, L.L.C.	4,852,645	*	%	4,852,645	0	0%

*	Less than 1%.
(1)

We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)	Applicable percentage of ownership is based upon 629,543,907 shares of common stock issued and outstanding as of May 28, 2025.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, assignees, distributees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then-prevailing or at prices related to the then-current market price, at varying prices determined at the time of sale or in negotiated transactions.

The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	one or more underwritten offerings;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	over-the-counter distributions in accordance with the rules of NYSE;

•	in privately negotiated transactions;

•	an exchange distribution in accordance with the rules of NYSE;

•	distributions to its members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part are declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholder also may in the future resell a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-

dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions, or loan or pledge shares to broker-dealers that in turn may sell such shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may also pledge or grant a security interest in shares to a broker-dealer, other financial institution or other person, and, upon a default, such pledgee or secured parties may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder also may transfer shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder that is an entity may elect to make an in-kind distribution of shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares pursuant to the distribution through a registration statement.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale. The aggregate proceeds to the selling stockholder from the sale of shares offered by it will be the purchase price of such shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholder.

In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If any selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. We may be entitled to indemnification against and contribution toward specific liabilities arising from (i) certain statements or omissions in this prospectus or any supplement to it by the selling stockholder, and (ii) the selling stockholder’s compliance with applicable laws in effecting the sale or disposition of the securities covered by this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier (a) such time as all shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, otherwise disposed pursuant to the Securities Act or disposed of in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned pursuant to the terms thereof, (b) the date on which all shares covered by the prospectus first become eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction applicable solely as a result of the holder thereof being an affiliate of ONEOK, and (c) on the third anniversary of the applicable date of issuance of the shares covered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by GableGotwals, Tulsa, Oklahoma.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Report on Internal Control over Financial Reporting”) incorporated in this prospectus by reference to ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Magellan Midstream Partners, L.P. and EnLink Midstream, LLC because they were acquired by ONEOK in business combinations during 2023 and 2024, respectively) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total expenses	$	**

*

Deferred in accordance with Rule 456(b) of the Securities Act, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act, as amended.

**	The amount of these expenses is not presently known.

Item 15. Indemnification of Directors and Officers.

ONEOK, Inc., as an Oklahoma corporation (“ONEOK”), is empowered by Section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of ONEOK or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ONEOK, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of ONEOK, Section 1031 prohibits indemnification if such person is adjudged to be liable to ONEOK, unless such indemnification is allowed by a court of competent jurisdiction. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise.

The certificate of incorporation of ONEOK provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Article VIII of ONEOK’s bylaws provides that directors and officers of ONEOK shall be indemnified by ONEOK to the fullest extent permitted by the Oklahoma General Corporation Act, including the advance of related expenses. Pursuant to Article VIII of the bylaws of ONEOK, upon authorization and determination (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders, ONEOK is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee or agent of ONEOK, or is or was serving at the request of ONEOK as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ONEOK, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, in an action, suit or proceeding by or in the right of ONEOK, no indemnification will be made if such person shall be adjudged to be liable to ONEOK, unless such indemnification is allowed by a court of competent jurisdiction.

ONEOK has entered into indemnification agreements with its directors and officers. These indemnification agreements provide that ONEOK is obligated to indemnify the specified director or officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or officer, ONEOK is obligated to advance expenses for defense of a claim made against the director or officer. The obligation of ONEOK to indemnify the director or officer is subject to applicable law and the determination by a “reviewing party” selected by the board of directors that the director or officer is entitled to indemnification. In addition, the agreements obligate ONEOK to indemnify the specified officer or director to the extent of ONEOK’s recoveries under insurance policies regardless of whether the director or officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

ONEOK provides liability insurance for its directors and officers which provides for coverage against loss from claims made against officers and directors in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

It is recognized that the above-summarized provisions of ONEOK’s bylaws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors and controlling persons of ONEOK against liabilities arising under such act.

Item 16. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of ONEOK, Inc., dated April 28, 2025, as amended (incorporated by reference to Exhibit 3.1 to ONEOK, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed April 30, 2025 (File No. 001-13643)).

4.2	Amended and Restated By-laws of ONEOK, Inc. (incorporated by reference to Exhibit 3.1 to ONEOK, Inc.’s Current Report on Form 8-K, filed February 24, 2023 (File No. 001-13643)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to ONEOK, Inc.’s Registration Statement on Form 8-A, filed November 21, 1997 (File No. 001-136431)).

4.4	Description of securities (incorporated by reference from Exhibit 4.43 to ONEOK, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed February 23, 2021 (File No. 001-13643)).

4.5†	Registration Rights Agreement, dated as of May 28, 2025, by and between ONEOK, Inc. and NGP XI Midstream Holdings, L.L.C.

5.1†	Opinion of GableGotwals.

23.1†	Consent of PricewaterhouseCoopers LLP with respect to ONEOK, Inc.’s financial statements.

23.2†	Consent of GableGotwals (contained in Exhibit 5.1).

24.1†	Powers of Attorney (included on the signature page of this registration statement).

107†	Filing Fee Table

†	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 3rd day of June, 2025.

ONEOK, INC.

By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Walter S. Hulse III and Lyndon C. Taylor, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 3rd day of June, 2025.

Signature	Title

/s/ Julie H. Edwards	Board Chair
Julie H. Edwards

/s/ Pierce H. Norton II	President, Chief Executive Officer and Director
Pierce H. Norton II	(Principal Executive Officer)

/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President,
Walter S. Hulse III	Investor Relations and Corporate Development (Principal Financial Officer)

/s/ Mary M. Spears	Senior Vice President and Chief Accounting Officer,
Mary M. Spears	Finance and Tax (Principal Accounting Officer)

/s/ Brian L. Derksen	Director
Brian L. Derksen

Signature	Title

/s/ Lori A. Gobillot	Director
Lori A. Gobillot

/s/ Mark W. Helderman	Director
Mark W. Helderman

/s/ Randall J. Larson	Director
Randall J. Larson

/s/ Pattye L. Moore	Director
Pattye L. Moore

/s/ Eduardo A. Rodriguez	Director
Eduardo A. Rodriguez

/s/ Gerald B. Smith	Director
Gerald B. Smith

/s/ Wayne T. Smith	Director
Wayne T. Smith